SNODGRASS
CERTIFIED PUBLIC ACCOUNTANTS
AND CONSULTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Prudential Bancorp, Inc. of our report dated December 14, 2015, relating to our audits of the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report on Form 10-K of Prudential Bancorp, Inc. for the year ended September 30, 2015.

S.R. Snodgrass, P.C.

Wexford, Pennsylvania
January 26, 2016

S.R. Snodgrass, P.C. * 2100 Corporate Drive, Suite 400 * Wexford, Pennsylvania 15090-8399 * Phone: (724) 934-0344 * Facsimile: (724) 934-0345